Exhibit 10.26

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this “First Amendment”) is made as of the 18th day of August 2005 by and among SOUTHERN GRAPHIC SYSTEMS, INC., a Kentucky corporation (“SGS”), MOZAIC GROUP LTD., a Missouri corporation (“Mozaic”), and Mary Ann Gibson, an individual residing in the State of Florida (“MAG”).

WHEREAS, SGS, Mozaic and MAG are parties to a Stock Purchase Agreement dated as of June 30, 2004 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement pursuant to this First Amendment; and

WHEREAS, this First Amendment is being made in connection with amendments of even date herewith to the Loan Agreement dated June 30, 2004 between Alcoa Securities Corporation and Mozaic Group Ltd.; the Employment Agreement dated as of June 30, 2004 between Mozaic Group Ltd. and Mary Ann Gibson; and the Mozaic Group Ltd. Amended and Restated Shareholders’ Agreement dated June 30, 2004 among Mozaic Group Ltd., Southern Graphic Systems, Inc., and the Persons listed on Schedule 1 attached thereto (collectively, the “Other Amendments”).

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in the Agreement, the Other Amendments, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties acknowledge and agree as follows:

1. The definitions of “Year 1” and “Year 2” contained in Article I of the Agreement are amended to read in their entirety as follows:

“ ‘Year 1’ means the twelve-month period beginning on July 1, 2004 and ending on June 30, 2005.”

“ ‘Year 2’ means the twelve-month period beginning on July 1, 2005 and ending on June 30, 2006.”

2. The following definition of “Year 3” is added to Article I of the Agreement:

“ ‘Year 3’ means the twelve-month period beginning on July 1, 2006 and ending on June 30, 2007.”

3. Sections 3.5.1 (a)(i) and 3.5.1 (a)(ii) of the Agreement are amended to read in their entirety as follows:

(i) $600,000 if the Sales equal or exceed $15,000,000 and EBITDA equals or exceeds $3,088,800 in Year 2; and

(ii) $800,000 if the Sales equal or exceed $25,000,000 and EBITDA equals or exceeds $6,682,000 in Year 3.

4. Examples 1, 2, 3 and 4 contained in Section 3.5.1 (c) of the Agreement are amended by deleting each reference to “Year 1” and replacing it with a reference to “Year 2”.

5. There being two subsections designated as 3.5.1(d) in the Agreement the subsection 3.5.1 (d) beginning with the words “Each Shareholder Earn-Out Payment” is redesignated as subsection 3.5.1(e).

6. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings provided in the Agreement.

7. Except as expressly amended hereby, all of the terms and conditions of the Agreement shall continue in full force and effect. If there is a conflict between the terms and conditions set forth in this First Amendment and the terms and conditions set forth in the Agreement, the terms set forth in this First Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

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